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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement of Form S-3 of our report dated October 21, 1999, relating to the financial statements of West Penn Funding, LLC, which appears in such Registration Statement.

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
October 21, 1999